                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 28, 2004
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                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)

          DELAWARE                      001-13403                84-1032638
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri            64116
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     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code          (816) 584-5000
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                                 Not applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

         The following information is provided by American Italian Pasta Company
(the "Company") in accordance with the Private Securities Litigation Reform Act of 1995 as it relates to a safe harbor for companies making forward-looking statements. These forward-looking statements are included in the Company's reports, news releases, proxy statements and registration statements filed with the Securities and Exchange Commission as well as other written or oral statements made by Company representatives. The factors listed below are important factors that could cause actual results to differ materially from those projected in forward-looking statements made by the Company.

Our business is dependent on several major customers.

         Historically, a limited number of customers has accounted for a substantial portion of our revenues. If our relationship with one or more of our major customers changes or ends, our sales could suffer, which could have a material adverse effect on our business, financial condition and results of operations. We expect that we will continue to rely on a limited number of major customers for a substantial portion of our revenues in the future.

         During fiscal 2003, 2002 and 2001, Sysco Corporation accounted for approximately 10%, 11%, and 13% of our revenues, respectively, and Wal-Mart,
Inc. accounted for approximately 15%, 13%, and 12% of our revenues, respectively, over the same periods. We do not have supply contracts with a substantial number of our customers, including Wal-Mart. We have a mutually exclusive supply contract with Sysco (the "Sysco Agreement") that runs through
June 2006. The Sysco Agreement may be terminated by Sysco upon certain events, including a substantial casualty to or condemnation of our Missouri plant. Under the Sysco Agreement, we are restricted from supplying pasta products to foodservice businesses other than Sysco without Sysco's consent. If we are not able to successfully continue our relationship with Sysco, our business would be materially and adversely affected.

As dry pasta is our only product line, any decline in demand for dry pasta could adversely affect us.

         We focus exclusively on producing and selling dry pasta. We expect to continue this focus. Because of our product concentration, any decline in consumer demand or preference for

dry pasta, such as diets focused on low carbohydrate foods, or any other factor that adversely affects the pasta market, could have a significant adverse effect on our business, financial condition and results of operations. During FY2004 we have seen a significant decline in consumer demand for pasta products which has adversely affected our profitability. If demand continues to decline, we would experience a material adverse impact on our business, financial condition and results of operations.

If aggregate production capacity in the U.S. pasta industry increases or is under-utilized, we may have to adopt a more aggressive pricing strategy, which would negatively affect our results of operations.

         Our competitive environment depends on the relationship between aggregate industry production capacity and aggregate market demand for pasta products. We believe currently there is excess pasta production capacity in the
U.S. and Italy. Production capacity above market demand can have a material adverse effect on our business, financial condition and results of operations.
If pasta production capacity were to expand further as a result of, for example, a new competitor entering the market or an existing competitor adding additional manufacturing capacity, or if consumer demand for pasta products were to decline even further than it has in recent periods, competition and supply of products would increase, which could lead to more aggressive pricing strategies, potentially causing pressure on profit margins or reduced market shares with a material adverse effect on our business, financial condition and results of operations.

The market for pasta products is highly competitive, and we face competition from many established domestic and foreign producers. We may not be able to compete effectively with these producers.

         The markets in which we operate are highly competitive. We compete against numerous well-established national, regional, local and foreign companies in every aspect of our business. Our customers may not continue to buy our products and we may not be able to compete effectively with all of these competitors.

         Some of our competitors have longer operating histories, significantly greater brand recognition and greater production capacity and financial and other resources than we do. Our direct competitors include large multi-national companies, such as Barilla (an Italian-owned company with manufacturing facilities in the U.S.) and U.S. producers such as New World Pasta LLC, Dakota
Growers Pasta Company, Philadelphia Macaroni Co. Inc. and A. Zerega's Sons,
Inc., each an independent producer. We also compete against food processors such as Kraft Foods, General Mills, Inc., ConAgra, Campbell Soup Company and
Stouffers Corp., that produce pasta internally as an ingredient for use in food products. We also compete with Italian producers such as De Cecco.

         In 2001 we commenced operations in Italy to produce pasta to sell in the U.S., the United Kingdom, continental Europe and other international markets. Competition in these international markets is also intense and comes primarily from major Italian pasta companies such as De Cecco and Barilla, and from several locally recognized producers. We have significantly more experience in U.S. markets than in European markets and we may not be able to achieve a significant presence in those markets.

We must manage our production and inventory levels in order to operate cost effectively.

         Unanticipated fluctuations in demand make it difficult to manage production schedules, plant operations and inventories. Also, customer inventory management systems that are intended to reduce a retailer's inventory investment increase pressure on suppliers like us to fill orders promptly and thereby shift a portion of the retailer's inventory management cost to the supplier. Our production of excess inventory to meet anticipated demand could result in markdowns and increased inventory carrying costs. In addition, if we underestimate the demand for our products, we may be unable to provide adequate supplies of pasta products to retailers in a timely fashion, and may consequently lose sales.

Our business requires substantial capital and we carry a significant amount of debt that restricts our operating and financial flexibility.

         Our business requires a substantial capital investment, which we currently finance, and expect to continue to finance, through third-party lenders. As of July 2, 2004, we had approximately $303 million aggregate amount of debt outstanding. The amount of debt we carry and the terms of our indebtedness could adversely affect us in several ways, including:

          o    our ability to obtain additional financing in the future for working capital, capital expenditures, and general corporate purposes, including strategic acquisitions, may be impaired;

          o    our ability to use operating cash flow in other areas of our business may be limited because a substantial portion of our cash flow from operations may have to be dedicated to the payment of the principal and interest on our indebtedness;

          o    the terms of such indebtedness may restrict our ability to pay dividends;

          o    we may be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; and

          o    the level of debt we carry could restrict our corporate
               activities, including our ability to respond to competitive market conditions, to provide for capital expenditures beyond those permitted by our loan agreements, or to take advantage of acquisition opportunities and grow our business.

         In the event that we fail to comply with the covenants in our current or any future loan agreements, there could be an event of default under the applicable instrument, which could in turn cause a cross default to other debt instruments. As a result, all amounts outstanding under our various current or any future debt instruments may become immediately due and payable.

         We have used, and may continue to use, interest rate protection agreements covering our variable rate debt to limit our exposure to variable rates. However, we may not be able to enter into such agreements or such agreements may adversely affect our financial performance.

         If interest rates were to significantly increase or if we are unable to generate sufficient cash flow from operations in the future, we may not be able to service our debt and may have to refinance all or a portion of our debt, obtain additional financing or sell assets to repay such debt. We may not be able to effect such refinancing, additional financing or asset sales on favorable terms or at all.

If existing anti-dumping measures imposed against certain foreign imports terminate, we will face increased competition from foreign companies that are subsidized by their governments and could sell their products at significantly lower prices than we, which could negatively affect our profit margins or market shares.

         Anti-dumping and countervailing duties on Italian and Turkish imports imposed by the U.S. Department of Commerce in 1996 may enable us and our domestic competitors to compete more favorably against Italian and Turkish producers in the U.S. pasta market. If these duties are not maintained, or foreign

producers sell competing products in the United States at prices lower than ours or enter the U.S. market by establishing production facilities in the United
States, this would further increase competition in the U.S. pasta market. We may be unable to compete effectively with these competitors. This could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to sustain our historical growth rate.

         We have grown our revenues and unit volumes rapidly over the last several years. This growth has come primarily from gaining market share at the expense of our competitors and expansion through acquisitions. We may not be able to continue to grow our business at the rates we have experienced in the past.

Over the past three years we have acquired a portfolio of pasta brands moving us into the branded retail pasta business where we have relatively limited experience.

         Our purchase of the Mueller's® pasta brand in November of 2000, several pasta brands from Borden in July of 2001, the Golden Grain/Mission pasta brand in 2003 and other smaller acquisitions in 2002 and 2003 significantly increased our investments in the branded retail market, a market in which we had relatively little direct experience prior to the acquisitions. Because we have limited experience in this market, we may be unable to successfully manage the branded retail pasta business we acquired. If we are unable to effectively manage this business, it could have a material adverse effect on our business, financial condition and results of operations. In addition, as a result of these acquisitions, we are now marketing our own brands of pasta and therefore, in some cases, competing with our customers' private label brand manufactured by
us. This competition may have an adverse effect on our relationships with these customers.

Cost increases or crop shortages in durum wheat or cost increases in packaging materials could adversely affect us.

         The costs of durum wheat and packaging materials have varied widely in recent years and future changes in such costs may cause our results of operations and our operating margins to fluctuate significantly. Increases in the cost of durum wheat or packaging materials could have a material adverse effect on our operating profit and margins unless and until we are able to pass the increased cost along to our customers. Historically,

changes in sale prices of our pasta products have lagged changes in our materials costs. Competitive pressures may also limit our ability to raise prices in response to increased raw or packaging material costs. Accordingly, we do not know whether, or the extent to which, we will be able to offset durum wheat or packaging material cost increases with increased product prices.

         The principal raw material in our products is durum wheat. During fiscal 2003 and 2002, the cost of durum wheat represented more than 30% of our total cost of goods sold. Durum wheat is used almost exclusively in pasta production and is a narrowly traded, cash-only commodity crop. Our commodity procurement and pricing practices are intended to reduce the risk of durum wheat cost increases on our profitability, but by doing so we may temporarily affect our ability to benefit from possible durum wheat cost decreases. The supply and price of durum wheat is subject to market conditions and is influenced by several factors beyond our control, including general economic conditions, natural disasters and weather conditions, competition, trade relations, and governmental programs and regulations. The supply and cost of durum wheat may also be adversely affected by insects and plant diseases. We also rely on the supply of plastic, corrugated and other packaging materials, which fluctuate in price due to market conditions beyond our control. During fiscal 2003 and 2002, the cost of packaging materials represented less than 10% of our total cost of goods sold.

The costs associated with any strategic acquisitions we make may outweigh the benefits we expect to receive from the acquired business or assets.

         Since November 2000, we have completed three significant brand acquisitions for aggregate consideration of approximately $163 million, plus additional, smaller, acquisitions. The integration process of these and future acquisitions may result in unforeseen difficulties and could require significant time and attention from our management that would otherwise be directed at developing our existing business. In addition, we could discover undisclosed liabilities resulting from any acquisitions for which we may become responsible.
Further, the benefits that we anticipate from these acquisitions may not develop. For example, our acquisition of the Mueller's(R) pasta brand, the
Golden Grain/Mission pasta brand or the seven pasta brands we acquired from
Borden Foods or the integration of those brands into our existing business may not be successful, or yield the expected benefits to us or may adversely affect our business.

We may acquire additional pasta brands or other pasta-related businesses, products or processes. If we cannot do so cost-effectively, our business and financial results may be adversely affected.

         Our future growth depends in part on our acquisition of additional pasta brands or other pasta-related businesses, products or processes. We may not be able to find suitable acquisitions available for purchase or be able to make acquisitions at favorable prices. In addition, if we do successfully identify and complete acquisitions in the future, the acquisitions may involve the following risks:

          o    increases in our debt and contingent liabilities;

          o    entering geographic markets in which we have little or no direct prior experience;

          o    unanticipated or undiscovered legal liabilities or other
               obligations of acquired businesses; and

          o    the integration of acquired businesses into our existing business may not be successful.

A write-off of our intangible assets could materially affect our results of operations.

Our total assets reflect substantial intangible assets. Any determination requiring the write-off of a significant portion of our intangible assets would have a material negative effect on our results of operations and total capitalization. This could cause our stock price to decline. At October 3, 2003, intangible assets totaled $186.1 million compared to $343.5 million of stockholders' equity. The intangibles represent brand and trademarks resulting primarily from our acquisitions of the Mueller's(R) and Golden Grain/Mission brands and the seven pasta brands from Borden Foods. At each balance sheet date, we assess whether there has been an impairment in the value of our intangible assets. If future operating performance of one or more of our acquired brands were to fall significantly below current or expected levels, we could reflect, under current applicable accounting rules, a non-cash charge to operations for impairment of intangible assets.

Because we produce food products, we may be subject to product liability claims and have costs related to product recalls.

         We may need to recall some of our products if they become adulterated or misbranded. We may also be subject to claims or

lawsuits if the consumption of any of our products causes injury. A widespread product recall or a significant product liability judgment against us could cause products to be unavailable for a period of time and a loss of consumer confidence in our food products and could have a material adverse effect on our business. We carry insurance against these matters. However, our insurance coverage may not be adequate. The cost of commercially available insurance has increased significantly and such insurance may not be available in the future at prices that we can afford. In addition, because we often indemnify our customers for costs related to product recalls, we could be subject to such expenses and any significant expenses not covered by insurance would negatively impact our operating results.

Our success is dependent on the efforts of several key executives.

         Our operations and prospects depend in large part on the performance of our senior management team. The loss of the services of one or more members of our senior management team could have a material adverse effect on our ability to manage our growth and develop our existing business and could have a material adverse effect on our business, financial condition and results of operations.
We may not be able to find qualified replacements for any of these individuals if their services were no longer available. We do not currently maintain key person life insurance on any of our key employees. We do, however, have employment agreements with Timothy Webster, Horst Schroeder, Warren Schmidgall,
Jerry Dear, Dan Trott, Walt George and other members of management.

Our business could be subject to technological obsolescence.

         If other pasta producers acquire equipment similar to our equipment or more advanced equipment that provides greater efficiencies, what we believe to be our current competitive advantage might be diminished or eliminated, potentially causing pressure on profit margins or reducing our market shares.
Erosion of this advantage could have a material adverse effect on our business, financial condition and results of operations.

Disruptions in transportation of raw materials or finished products or increases in transportation costs could adversely affect our financial results.

         Durum wheat is shipped to our production facilities in Missouri and
South Carolina directly from North Dakota, Montana

and Canada under long-term rail contracts. Under these agreements, we are obligated to transport specified wheat volumes and, in the event we do not, we must reimburse the carrier for certain of its costs. We also have a rail contract to ship semolina, milled and processed at the Missouri facility, to our
South Carolina facility. An extended interruption in our ability to ship durum wheat by railroad to the Missouri or South Carolina plants, or semolina to our
South Carolina facility, could cause us to incur significantly higher costs and longer lead times associated with the distribution of our pasta to our customers. If we are unable to provide adequate supplies of pasta products to our customers in a timely fashion due to such delays, we may subsequently lose sales. This could have a material adverse effect on our business, financial condition and results of operations.

Our international expansion efforts may not be successful.

         We completed the construction of a pasta-producing facility in Italy in
2000. Prior to opening this plant, we had no experience in operating or distributing products on an international basis. We also do not have the same competitive advantages in these overseas markets that we do in the U.S. Our international efforts may not be successful. We expect to incur significant costs in:

          o    establishing international distribution networks;

          o    complying with local regulations;

          o    overseeing the distribution of products in foreign markets; and

          o    modifying our business and accounting processing system for each international market we enter.

         If our international revenues are inadequate to offset the expense of establishing and maintaining foreign operations, our business and results of operations could be harmed. In addition, there are several risks inherent in doing business on an international level. These risks include:

          o    export and import restrictions;

          o    tariffs and other trade barriers;

          o    difficulties in staffing and managing foreign operations;

          o    fluctuations in currency exchange rates and inflation risks;

          o    seasonal fluctuations in business activity in other parts of the world;

          o    changes in a specific country's or region's political or economic conditions, particularly in emerging markets;

          o    potentially adverse tax consequences; and

          o    difficulty in securing or transporting raw materials or
               transporting finished product.

         Any of these risks could adversely impact the success of our international operations, which could cause our results to fluctuate and our stock price to decline.

Our competitive position could be adversely impacted if we are unable to protect our intellectual property.

         Our brand trademarks are important to our success and our competitive position. Our actions to establish and protect our brand trademarks and other proprietary rights may be inadequate to prevent imitation of our products by others. Moreover, we may face claims by a third party that we violate their intellectual property rights. Any litigation or claims against us, whether or not successful, could result in substantial cost, divert management's time and attention from our core business, and harm our reputation.

Our operations are subject to significant government and environmental laws and regulations.

         We are subject to various laws and regulations administered by federal, state, and other governmental agencies relating to the operation of our production facilities, the production, packaging, labeling and marketing of our products and pollution control, including air emissions. Any determination by the FDA or such other agencies that our facilities are not in compliance with applicable regulations could interfere with the continued manufacture and distribution of the affected products, up to the entire output of the facility or facilities involved, and, in some cases, might also require the recall of previously distributed products. Any such determination could have a material adverse effect on our business, financial condition and results of operations.

         Under environmental laws, we are exposed to liability primarily as an owner and operator of real property, and as such, we may be responsible for the clean-up or other remediation of contaminated property. Environmental laws and

                                       10

regulations can change rapidly and we may become subject to more stringent environmental laws and regulations in the future that may be retroactively applied to earlier events. In addition, compliance with more stringent environmental laws and regulations could involve significant capital investments. Additional information is provided in this Form 10-K under the heading "Business - Governmental Regulation; Environmental Matters."

We pay limited dividends to shareholders.

         Although we began a dividend payment in FY2004, we anticipate that future earnings will continue to be used principally to support operations and finance the growth of our business. Payment of dividends is restricted by provisions in our credit facility. Dividend amounts, if any, will be determined by our board. Our board will consider a number of factors, including our financial condition, capital requirements, funds generated from operations, future business prospects, applicable contractual restrictions and any other factors our board may deem relevant. There can be no assurance that dividend payments will continue in the future.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  July 28, 2004
                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:   /s/ Warren B. Schmidgall
                                          --------------------------------------
                                             Warren B. Schmidgall
                                             Executive Vice President and
                                             Chief Financial Officer